Exhibit 10.1

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Limited Release agreements, each dated December 7, 2007, between the Company and the Officers is substantially identical in all material respects to the Form of Limited Release dated December 7, 2007 filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed on December 13, 2007 and incorporated herein by reference except as to the officer with which the agreement is made, the nature of the debt, the debt amount, and number of Series B Preferred shares issued.

OFFICER	NATURE OF DEBT	DEBT AMOUNT	SERIES B PREFERRED
Dana Waldman, Chief Executive Officer and Director	Wages, fees and bonus	$359,188	359,188
Mark Laisure, Executive Chairman	Wages and fees	$215,176	215,176
Scott Fairbairn, Chief Technology Officer and Director	Wages and fees	$300,000	300,000
David R. Wells, Chief Financial Officer	Wages and fees	$42,307	42,307
Herschel Stiles, Chief Development Officer	Wages and fees	$33,666	33,666
Steffen Koehler, Chief Marketing Officer	Wages and fees	$54,437	54,437

LIMITED RELEASE

THIS LIMITED RELEASE AGREEMENT (“Agreement”) is made effective this 7th day of December, 2007, by and among Voyant International Corporation, a Nevada corporation (the “Company”) whose address is 530 Lytton Avenue, 2nd Floor, Palo Alto, California 94301and ________________ (the “Debt Holder”) whose address is ___________________.  The Company and the Debt Holder are sometimes referred to hereafter as a “Party” or collectively as the “Parties”.

RECITAL

A.

The Company owes money to the Debt Holder for the performance of certain services, business activities, and/or expenses incurred on behalf of the Company (as further defined below, the “Claim”).

B.

The Company desires to issue shares of its Series B Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”) to Debt Holder in exchange for Debt Holders release of the Claim.

C.

Debt Holder desires to release his Claim in exchange for shares of Preferred Stock.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

1.

Issuance of Series B convertible preferred stock to the Debt Holder by the Company and registration rights

(a) Promptly following the execution and delivery of this Agreement, the Company shall issue ___________ shares of Preferred Stock (the “Release Shares”) to Debt Holder.  The Release Shares shall be fully-paid and non-assessable.  The Release Shares shall have all the rights, privileges and preferences set forth in the Certificate of Designation of the Preferred Stock filed with the Secretary of State of the State of Nevada.

(b) Debt Holder shall have the following registration rights with respect to the share of the Company’s common stock into which the Release Shares are convertible (the “Conversion Shares”):  Until such time as Debt Holder may sell the Conversion Shares under Rule 144 (or any similar rule or regulation) without restriction, the Company shall notify Debt Holder at least ten (10) business days prior to the filing of a registration statement with respect to any offering of the Company’s common stock (except on Forms S-4 or S-8 or any similar or successor forms), for its own account or for the account of any shareholder, and shall offer Debt Holder the opportunity to register such number of Conversion Shares as Debt Holder may request in writing within five (5) days after the above-described notice. The Company shall include in such registration statement all such Conversion Shares which are requested to be included therein, on the same terms and conditions as the shares otherwise being sold in such registration; except that in any registration statement of a firm commitment underwriting of shares offered for the account of the Company, Debt Holder shall be subject to customary underwriters’ cutback and ; provided that the Company shall not be required to register any more Conversion Shares than the sum of (x) the number of Conversion Shares that are issuable upon conversion of the Release Shares held by Debt Holder and (y) that number of Conversion Shares held by Debt Holder, each on the date of filing of the registration statement.  If all of Debt Holder Conversion Shares are not included in any registration statement, Debt Holder shall continue to have the right to include any Conversion Shares in any future registration statement as may be filed by the Company, all upon the terms and conditions set forth herein.

2.

Releases

(a)

Upon the issuance of the Preferred Stock as provided in paragraph 1, Debt Holder, for himself and for his executors, administrators, trustees, representatives, successors and assigns, forever discharge and release the Company, and each of its past and present employees, officers, directors, agents, attorneys, insurers, representatives, assigns, subsidiaries, parents, predecessors, successors and related entities from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, which they had or have arising out of a debt owed to the Debt Holder for $__________, comprising $_________ in unpaid ________ for the period of _______ through ______(the “Claim”), including any and all agreements or instruments entered into by and/or between the Parties pursuant to their involvement with each other related to the Claim, and any and all other matters of any nature whatsoever, including without limitation any and all past, present, pending or threatened litigation related to the Claim.

(b) Debt Holder understands and agrees that the releases set forth above extend to all claims of every kind, nature and description whatsoever, known or unknown, suspected or unsuspected related or arising out of the Claim.  Each of the Parties understands and acknowledges that such Party is familiar with and expressly waives and relinquishes every right or benefit such Party may have under the provisions of Section 1542 of the Civil Code of California or under any comparable statute of any other jurisdiction.  Section 1542 of the Civil Code of the State of California, reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

(c) Debt Holder acknowledges and agrees that, in connection with the issuance of Release Shares, he has been timely paid all wages, including, but not limited to, any remaining accrued, unused vacation that he earned during his employment with the Company from ______________ to __________________ (the “Release Period”).  Debt Holder hereby acknowledges and agrees that he will not be entitled to any payments or benefits from the Company arising from or related to his employment other than those expressly described in paragraph 1 above for the Release Period.  Debt Holder hereby further acknowledges and agrees that his release of claims against the Company set forth in paragraph 2(a) above encompasses any claims he has or may have to challenge the validity of this Agreement based upon California Labor Code § 206.5.

3.

Entire Agreement.  This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties.  No Party is relying on any representations other than those expressly set forth herein.  No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein.  There are no oral or written collateral agreements hereto.  All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

4.

Waiver.  The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereof in writing is provided.

5.

Attorneys’ Fees Upon Breach.  Should any party to this Agreement reasonably retain counsel for the purpose of enforcing or preventing the breach of any provision hereof, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including but not limited to reasonable attorney’s fees.

6.

Applicable Law; Venue.  Anything in the Agreements to the contrary notwithstanding, this Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of California, and any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the Santa Clara County, State of California.

7.

Advice of Counsel.  The Parties represent that prior to the execution of this Agreement they had the opportunity to seek the benefit of independent legal counsel of their own selection regarding the substance of this Agreement.

8.

No Liability.  This Agreement is executed by the Parties hereto for the sole purpose of settling the matters described herein, and it is expressly understood and agreed, as a condition hereof, that this Agreement should not constitute nor be construed to be an admission of the truth or correctness of any claim asserted.

9.

Warranties.  Each of the Parties represents:  (i) that no other person or entity had or has or claims, any interest in any of the claims, demands, causes of action, or damages covered in this Agreement; (ii) that they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (iii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement.

10.

Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable.  In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible. Such provision shall be legal, valid and enforceable.

11.

Headings.  The headings included in this Agreement are for convenience only and do not limit, alter, or affect the matters contained in this Agreement.

12.

Counterparts.  This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

13.

Facsimile Signatures.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the date indicated below.

VOYANT INTERNATIONAL CORPORATION

DATED: December 7, 2007	By:	/s/ Dana. R. Waldman
Dana R. Waldman
Chief Executive Officer

DEBT HOLDER

DATED: